Exhibit 99.1

Heritage Commerce Corp Earns $11.3 Million for the Third Quarter of 2019 and $34.8  Million for the Nine Months Ended September 30, 2019

San Jose, CA — October 24, 2019 —  Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced net income was $11.3 million, or $0.26 per average diluted common share,  for the third quarter of 2019, compared to $12.4 million, or $0.28 per average diluted common share, for the third quarter of 2018, and $11.4 million, or $0.26 per average diluted common share, for the second quarter of 2019.   For the nine months ended September 30, 2019, net income was $34.8 million, or $0.80 per average diluted common share, compared to $22.1 million, or $0.53 per average diluted common share, for the nine months ended September 30, 2018.  All results are unaudited.

Earnings for the second quarter of 2019, the third quarter of 2019, and the first nine months of 2019 were reduced by merger-related costs of $540,000, $661,000, and $1.2 million, respectively, related to the merger with Presidio Bank (“Presidio”) which was completed on October 11, 2019.  Earnings for the third quarter of 2018 and for the first nine months of 2018 were reduced by merger-related costs of $199,000 and $9.0 million, respectively, for the acquisitions of Tri-Valley Bank (“Tri-Valley”) and United American Bank (“United American”) which were completed on April 6, 2018 and May 4, 2018, respectively.

“Our solid third quarter of 2019 financial results continue to demonstrate the strength of our franchise, generating record earnings for the first nine months of 2019,” said Keith A. Wilton, President and Chief Executive Officer.  “We delivered improved credit quality metrics, with noteworthy reductions in nonperforming loans and classified assets.  Despite a very challenging interest rate environment, our loan and deposit trends were stable with noninterest-bearing deposits increasing 10% on a linked quarter basis and representing 41% of total deposits as of September 30, 2019.

“We completed the acquisition of Presidio Bank on October 11, 2019, and are pleased to welcome their employees, customers and shareholders to the Heritage Bank of Commerce family,” added Mr. Wilton.  “This continuation of our strategic growth offers our new customers a  broad array of new product offerings, increased lending limits and an expanded branch delivery system that stretches throughout the Greater San Francisco Bay Area.  We remain focused on creating value for all of our customers – new and old – our communities, shareholders, and our many employees who support our customers each and every day.”

Third Quarter 2019 Highlights (as of, or for the periods ended September 30, 2019, compared to September 30, 2018,  and June  30, 2019, except as noted):

Operating Results:

♦

Diluted earnings per share were  $0.26 for the third  quarter of 2019, compared to $0.28 for the third quarter of 2018, and $0.26 for the second quarter of 2019.    Diluted earnings per share were  $0.80 for the first nine months of 2019, compared to $0.53 for the first nine months of 2018.

•

Earnings for the third quarter of 2019, second quarter of 2019, and first nine months of 2019 were reduced by merger-related costs for the merger with Presidio, and earnings for the third quarter of 2018, and first nine months of 2018 were reduced by merger-related costs for the acquisitions of Tri-Valley and United American, as follows:

	For the Quarter Ended			For the Nine Months Ended
MERGER-RELATED COSTS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Salaries and employee benefits	$—	$—	$183	$—	$3,576
Other	661	540	16	1,201	5,452
Total merger-related costs	$661	$540	$199	$1,201	$9,028

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Return on average tangible assets	1.49%	1.53%	1.59%	1.55%	1.01%
Return on average tangible equity	15.08%	15.94%	19.36%	16.26%	12.33%

♦

Net interest income, before provision for loan losses, decreased 6% to $30.6 million for the third quarter of 2019, compared to $32.5 million for the third  quarter of 2018, and decreased 1%  from $30.9 million for the second quarter of 2019.  Net interest income increased 4% to $92.6 million for the first nine months of 2019, compared to $89.0 million for the first nine months of 2018.

•

The fully tax equivalent (“FTE”) net interest margin contracted 12 basis points to 4.24%  for the third quarter of 2019, from 4.36% for the third quarter of 2018,  primarily due to a decline in the average balance of loans and a higher cost of deposits.  The net interest margin contracted 14 basis points for the third quarter of 2019 from 4.38% for the second quarter of 2019, primarily due to a decrease in the average yield on loans, securities and overnight funds, partially offset by a higher average balance of loans.

•

For the first nine months of 2019, the net interest margin expanded 6 basis points to 4.33%, compared to 4.27% for the first nine months of 2018, primarily due to a higher average balance of loans and securities, the impact of increases in the yields on loans, investment securities, and overnight funds, and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions, partially offset by an increase in the cost of deposits, and a decrease in the average balance of Bay View Funding’s factored receivables.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	September 30, 2019			September 30, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,748,379	$23,401	5.31%	$1,780,025	$23,374	5.21%
Bay View Funding factored receivables	47,614	2,879	23.99%	69,740	4,185	23.81%
Residential mortgages	34,639	229	2.62%	40,277	272	2.68%
Purchased commercial real estate ("CRE") loans	30,567	284	3.69%	36,167	295	3.24%
Loan credit mark / accretion	(5,359)	471	0.11%	(7,418)	506	0.11%
Total loans	$1,855,840	$27,264	5.83%	$1,918,791	$28,632	5.92%

•

The average yield on the total loan portfolio decreased to 5.83% for the third quarter of 2019, compared to 5.92% for the third quarter of 2018, primarily due to a decrease in the average balance of Bay View Funding’s factored receivables.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2019			June 30, 2019
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,748,379	$23,401	5.31%	$1,727,988	$23,342	5.42%
Bay View Funding factored receivables	47,614	2,879	23.99%	45,708	2,967	26.04%
Residential mortgages	34,639	229	2.62%	36,136	234	2.60%
Purchased CRE loans	30,567	284	3.69%	31,484	290	3.69%
Loan credit mark / accretion	(5,359)	471	0.11%	(5,842)	418	0.10%
Total loans	$1,855,840	$27,264	5.83%	$1,835,474	$27,251	5.96%

•	The average yield on the total loan portfolio decreased to 5.83% for the third quarter of 2019, compared to 5.96% for the second quarter of 2019, primarily due to decreases in the prime rate on loans.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2019			September 30, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,733,784	$69,594	5.37%	$1,645,615	$63,556	5.16%
Bay View Funding factored receivables	47,271	8,800	24.89%	57,096	10,687	25.03%
Residential mortgages	35,840	714	2.66%	41,959	850	2.71%
Purchased CRE loans	31,788	869	3.65%	36,740	947	3.45%
Loan credit mark / accretion	(5,813)	1,344	0.10%	(4,864)	1,232	0.10%
Total loans	$1,842,870	$81,321	5.90%	$1,776,546	$77,272	5.82%

•

The average yield on the total loan portfolio increased to 5.90% for the nine months ended September 30, 2019, compared to 5.82% for the nine months ended September 30, 2018,  primarily due to increases in the prime rate, and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

•

The total purchase discount on loans from Focus Business Bank (“Focus”) loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $437,000 remains outstanding as of September 30, 2019.  The total purchase discount on loans from Tri-Valley loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $1.8 million remains outstanding as of September 30, 2019.    The total purchase discount on loans from United American loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $2.9 million remains outstanding as of September 30, 2019.

♦

The cost of total deposits was 0.31% for the third quarter of 2019, compared to 0.23% for the third quarter of 2018 and 0.31% for the second quarter of 2019.  The cost of total deposits was 0.30% for the nine months ended September 30, 2019,  compared to 0.19% for the nine months ended September 30, 2018.

♦

There was a $576,000 credit to the provision for loan losses for the third quarter of 2019, compared to a $425,000 credit to the provision for loan losses for the third quarter of 2018, and a $740,000 credit to the provision for loan losses for the second quarter of 2019.  There was a $2.4  million credit to the provision for loan losses for the nine months ended September 30, 2019, compared to a $7.3 million provision for loan losses for the nine months ended September 30, 2018.  The higher provision for loan losses for the nine months ended September 30, 2018 included a $7.0 million specific reserve for a lending relationship that was placed on nonaccrual during the second quarter of 2018.

♦

Total noninterest income increased to  $2.6 million for the third quarter of 2019, compared to $2.2 million the third quarter of 2018, primarily due to a $330,000 gain on sales of securities for the third quarter of 2019.  Noninterest income declined to $2.6 million for the third quarter of 2019 from $2.8 million for the second quarter of 2019, primarily due to a higher gain on the sales of securities for the second quarter of 2019.

•

For the nine months ended September 30, 2019, noninterest income increased to $7.9 million, compared to $7.2 million for the  nine months ended September 30, 2018. The increase in noninterest income for the first nine months of 2019, was primarily due to higher service charges and fees on deposit accounts, and a higher gain on sales of securities for the first nine months of 2019, partially offset by lower gain on sales of Small Business Administration (“SBA”) loans for the first nine months of 2019, and proceeds from a legal settlement in the first nine months of 2018.

•

The Company received $1.3 million in proceeds from a legal settlement during the second quarter of 2018, of which $377,000 was recorded in other noninterest income, and $922,000 was credited to professional fees for recaptured legal fees previously paid by the Company.

♦

Total noninterest expense for the third quarter of 2019 increased to  $17.9 million, compared to $17.7 million for the  third  quarter of 2018, primarily due to higher merger-related costs for the third quarter of 2019.  Noninterest expense for the third quarter of 2019 included total merger-related costs of $661,000 for the Presidio acquisition (all included in other noninterest expense), compared to total merger-related costs of $199,000 for the third quarter of 2018 for the Tri-Valley and United American acquisitions.  The merger-related costs of $199,000 for the third quarter of 2018 consisted of $183,000 included in salaries and employee benefits expense and $16,000 included in other noninterest expense.  Total noninterest expense for the third quarter of 2019 decreased to $17.9 million, compared to $18.4 million for the second quarter of 2019, primarily due to lower salaries and employee benefits and lower other noninterest expense.

•

Total noninterest expense for the nine months ended September 30, 2019 decreased to $54.3 million, compared to $58.6 million for the nine months ended September 30, 2018, primarily due to lower merger-related costs, partially offset by higher professional fees.  Noninterest expense for the nine months ended September 30, 2019 included total merger-related costs of

$1.2 million for the Presidio acquisition (all included in other noninterest expense), compared to total merger-related costs of $9.0 million for the nine months ended September 30, 2018 for the Tri-Valley and United American acquisitions.  The merger-related costs of $9.0 million for the nine months ended September 30, 2018 consisted of $3.6 million included in salaries and employee benefits and $5.4 million in other noninterest expense. Professional fees for the nine months ended September 30, 2018 included a recovery of $922,000 from a legal settlement.

•	Full time equivalent employees were 308 at September 30, 2019, 296 at September 30, 2018, and 309 at June 30, 2019.

♦

The efficiency ratio was 53.87% for the third quarter of 2019, compared to 51.15% for the third  quarter of 2018, and 54.76% for the second quarter of 2019.  The efficiency ratio for the nine months ended September 30, 2019 was 54.04%, compared to 60.93% for the nine months ended September 30, 2018.

♦

Income tax expense was $4.6 million for the third quarter of 2019, compared to $5.0 million for the third quarter of 2018, and $4.6 million for the second quarter of 2019.  Income tax expense for the nine months ended September 30, 2019 was $13.8 million, compared to $8.2 million for the nine months ended September 30, 2018.  The effective tax rate for the third quarter of 2019 was 29.1%, compared to 28.7% for the third quarter of 2018, and 28.9% for the second quarter of 2019.    The effective tax rate for the  nine months ended September 30, 2019 was 28.4%, compared to 27.0% for the  nine months ended September 30, 2018.

•

The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦	Total assets remained relatively flat at $3.18 billion at September 30, 2019, compared to $3.19 billion at September 30, 2018 and increased 2% from $3.11 billion at June 30, 2019.

♦

Securities available-for-sale, at fair value, totaled $333.1 million at September 30, 2019, compared to $319.1 million at September 30, 2018, and $383.1 million at June 30, 2019.  At September 30, 2019, the Company’s securities available-for-sale portfolio comprised $212.7 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities),  and $120.4 million of U.S. Treasury. The pre-tax unrealized gain on securities available-for-sale at September 30, 2019 was $1.7 million, compared to a pre-tax unrealized loss on securities available-for-sale of ($12.7) million at September 30, 2018, and a pre-tax unrealized gain on securities available-for-sale of $915,000 at June 30, 2019.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio.

•

During the third quarter of 2019, the Company sold $38.9 million of securities available-for-sale for a net gain of $330,000.  The securities sold consisted of $18.6 million of agency mortgage-backed securities and  $20.3 million of U.S. Treasury  securities.

♦

At September 30, 2019, securities held-to-maturity, at amortized cost, totaled $342.0 million, compared to $375.7 million at September 30, 2018, and $351.4 million at June 30, 2019.  At September 30, 2019, the Company’s securities held-to-maturity portfolio was comprised of $259.3 million of agency mortgage-backed securities, and $82.7 million of tax-exempt municipal bonds.

♦

♦

The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	September 30, 2019		June 30, 2019		September 30, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$528,060	28%	$567,529	30%	$600,594	32%
Real estate:
CRE	1,080,235	58%	1,037,885	55%	988,491	52%
Land and construction	96,610	5%	97,297	5%	131,548	7%
Home equity	111,610	6%	116,057	6%	116,657	6%
Residential mortgages	47,276	2%	48,944	3%	52,441	2%
Consumer	11,701	1%	10,279	1%	9,932	1%
Total Loans	1,875,492	100%	1,877,991	100%	1,899,663	100%
Deferred loan fees, net	(105)	-	(224)	—	(276)	—
Loans, net of deferred fees	$1,875,387	100%	$1,877,767	100%	$1,899,387	100%

•

Loans, excluding loans held-for-sale, decreased $24.0 million or (1%), to $1.88 billion at September 30, 2019, compared to $1.90 billion at September 30, 2018, primarily due to a decline of $72.5 million in commercial loans (“C&I”),  $34.9 million in land and construction loans,  $5.0 million in home equity loans, $4.8 million in purchased residential mortgages, and $3.8 million in purchased CRE loans, partially offset by an increase of $95.5 million in CRE loans. Loans, excluding loans held-for-sale, remained flat at $1.88 billion at September 30, 2019, compared to $1.88 billion June 30, 2019.

•	C&I line usage was 35% at September 30, 2019, compared to 40% at June 30, 2019, and 36% at September 30, 2018.

•	At September 30, 2019, 38% of the CRE loan portfolio was secured by owner-occupied real estate.

♦	The following table summarizes the allowance for loan losses (“ALLL”) for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
ALLOWANCE FOR LOAN LOSSES	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Balance at beginning of period	$26,631	$27,318	$26,664	$27,848	$19,658
Charge-offs during the period	(318)	(76)	(744)	(620)	(1,860)
Recoveries during the period	158	129	1,931	1,044	2,349
Net recoveries (charge-offs) during the period	(160)	53	1,187	424	489
Provision (credit) for loan losses during the period	(576)	(740)	(425)	(2,377)	7,279
Balance at end of period	$25,895	$26,631	$27,426	$25,895	$27,426

Total loans, net of deferred fees	$1,875,387	$1,877,767	$1,899,387	$1,875,387	$1,899,387
Total nonperforming loans	$14,247	$17,018	$24,715	$14,247	$24,715
Allowance for loan losses to total loans	1.38%	1.42%	1.44%	1.38%	1.44%
Allowance for loan losses to total nonperforming loans	181.76%	156.49%	110.97%	181.76%	110.97%

•

The ALLL was 1.38% of total loans at September 30, 2019, compared to 1.44% at September 30, 2018, and 1.42% at June 30, 2019.  The ALLL to total nonperforming loans was 181.76% at September 30, 2019, compared to 110.97% at September 30, 2018, and  156.49% at June 30, 2019.

•	Net charge-offs totaled $160,000 for the third quarter of 2019, compared to net recoveries of $1.2 million for the third quarter of 2018, and net recoveries of $53,000 for the second quarter of 2019.

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	September 30, 2019		June 30, 2019		September 30, 2018
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial loans	$7,390	52%	$6,583	39%	$17,134	69%
CRE loans	5,094	36%	8,442	49%	5,639	23%
SBA loans	1,007	7%	513	3%	227	1%
Restructured and loans over 90 days past due and still accruing	609	4%	1,323	8%	1,373	6%
Home equity and consumer loans	147	1%	157	1%	342	1%
Total nonperforming assets	$14,247	100%	$17,018	100%	$24,715	100%

•

NPAs totaled  $14.2 million, or 0.45% of total assets, at September 30, 2019, compared to $24.7 million, or 0.77% of total assets, at September 30, 2018, and $17.0 million, or 0.55% of total assets, at June 30, 2019.

•

A large lending relationship was placed on nonaccrual during the second quarter of 2018.  At September 30, 2019, the recorded investment of this lending relationship was $10.8 million, and the Company had a $6.0 million specific loan loss reserve allocated for this lending relationship, compared to a recorded investment of $21.8 million, and a $7.0 million specific loan loss reserve allocated for this lending relationship at September 30, 2018, and a recorded investment of $10.8 million, and a $5.9 million specific loan loss reserve allocated for this lending relationship at June 30, 2019.

•

The decrease in nonperforming assets at September 30, 2019 from June 30, 2019 was primarily due to the payoff of  two secured CRE loans to entities affiliated with DC Solar Solutions, Inc. (“DC Solar”), which were placed on nonaccrual during the first quarter of 2019.

•	There were no foreclosed assets at September 30, 2019, September 30, 2018, or June 30, 2019.

•

Classified assets decreased to  $20.2 million, or 0.64% of total assets, at September 30, 2019, compared to $30.5 million, or 0.95% of total assets, at September 30, 2018, and $31.2 million, or 1.00% of total assets, at June 30, 2019, primarily due to the payoff of classified loans.

♦

On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).  Under the new guidance, the Company recognizes the following for all leases, at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. While the new standard impacts lessors, the Company is impacted as a lessee of the offices and real estate used for operations.  The Company's lease agreements include options to renew at the Company's discretion. The extensions are not reasonably certain to be exercised, therefore they are not considered in the calculation of the ROU asset and lease liability. Total assets and total liabilities were  $7.1 million on its consolidated statement of financial condition at September 30, 2019, as a result of recognizing right-of-use assets, included in other assets, and lease liabilities, included in other liabilities, related to non-cancelable operating lease agreements for office space.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	September 30, 2019		June 30, 2019		September 30, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,094,953	41%	$994,082	38%	$1,081,846	39%
Demand, interest-bearing	666,054	25%	682,114	26%	670,624	24%
Savings and money market	761,471	28%	788,832	30%	828,297	30%
Time deposits — under $250	53,560	2%	53,351	2%	68,194	3%
Time deposits — $250 and over	95,543	3%	88,519	3%	84,763	3%
CDARS — interest-bearing demand,
money market and time deposits	17,409	1%	15,575	1%	11,575	1%
Total deposits	$2,688,990	100%	$2,622,473	100%	$2,745,299	100%

•

Total deposits decreased $56.3 million, or (2)%, to $2.69 billion at September 30, 2019, compared to $2.75 billion at September 30, 2018, and increased $66.5 million or 3% from $2.62 billion at June 30, 2019.

•

Deposits, excluding all time deposits and CDARS deposits, decreased $58.3 million, or (2%), to $2.52 billion at September 30, 2019, compared to $2.58 billion at September 30, 2018,  and increased $57.5 million or 2% at June 30, 2019, compared to $2.47 billion at June 30, 2019.

♦

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at September 30, 2019, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS	Corp	Commerce	Guidelines	Requirement (1)
Total Risk-Based	16.2%	15.2%	10.0%	10.5%
Tier 1 Risk-Based	13.3%	14.1%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	13.3%	14.1%	6.5%	7.0%
Leverage	10.0%	10.6%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2019	2019	2018
Unrealized gain (loss) on securities available-for-sale	$1,202	$675	$(8,980)
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	306	316	350
Split dollar insurance contracts liability	(3,794)	(3,770)	(3,740)
Supplemental executive retirement plan liability	(3,898)	(3,931)	(5,417)
Unrealized gain on interest-only strip from SBA loans	386	408	614
Total accumulated other comprehensive loss	$(5,798)	$(6,302)	$(17,173)

♦

Tangible equity increased to $301.2 million at September 30, 2019, compared to $257.2 million at September 30, 2018, and $293.5 million at June 30, 2019.  Tangible book value per share was $6.92 at September 30, 2019, compared to $5.94 at September 30, 2018, and $6.75 at June 30, 2019.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo,  San Rafael, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where are borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (12) increased capital requirements  for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage

Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit,  and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) the potential increase in reserves and allowance for loan loss as a result of the transition to the current expected credit loss standard (“CECL”) established by the Financial Accounting Standards Board to account for expected credit losses; (18) possible impairment of our goodwill and other intangible assets; (19) possible  adjustment of the valuation of our deferred tax assets; (20) expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, deposit attrition, customer loss; (21) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (22) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (23) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (24) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities , accounting and tax matters; (25) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (26) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (27) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (28) availability of and competition for acquisition opportunities; (29) risks resulting from domestic terrorism; (30) risks of natural disasters (including earthquakes) and other events beyond our control; (31) the expected cost savings, synergies and other financial benefits from the Presidio Bank acquisition might not be realized within the expected time frames or at all; and (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct:  (408) 494-4542

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2019	2019	2018	2019	2018	2019	2018	Change
Interest income	$33,250	$33,489	$34,610	(1)%	(4)%	$100,188	$94,467	6%
Interest expense	2,625	2,573	2,159	2%	22%	7,605	5,504	38%
Net interest income before provision
for loan losses	30,625	30,916	32,451	(1)%	(6)%	92,583	88,963	4%
Provision (credit) for loan losses	(576)	(740)	(425)	22%	(36)%	(2,377)	7,279	(133)%
Net interest income after provision
for loan losses	31,201	31,656	32,876	(1)%	(5)%	94,960	81,684	16%
Noninterest income:
Service charges and fees on deposit accounts	1,032	1,177	1,107	(12)%	(7)%	3,370	2,981	13%
Increase in cash surrender value of
life insurance	336	333	216	1%	56%	999	816	22%
Gain on sales of securities	330	548	—	(40)%	N/A	878	266	230%
Gain on sales of SBA loans	156	36	236	333%	(34)%	331	551	(40)%
Servicing income	139	150	163	(7)%	(15)%	480	533	(10)%
Other	625	521	484	20%	29%	1,793	2,034	(12)%
Total noninterest income	2,618	2,765	2,206	(5)%	19%	7,851	7,181	9%
Noninterest expense:
Salaries and employee benefits	10,467	10,698	10,719	(2)%	(2)%	31,935	35,302	(10)%
Occupancy and equipment	1,550	1,578	1,559	(2)%	(1)%	4,634	3,927	18%
Professional fees	789	753	721	5%	(9)%	2,360	1,116	111%
Other	5,103	5,416	4,729	(6)%	8%	15,343	18,235	(16)%
Total noninterest expense	17,909	18,445	17,728	(3)%	1%	54,272	58,580	(7)%
Income before income taxes	15,910	15,976	17,354	0%	(8)%	48,539	30,285	60%
Income tax expense	4,633	4,623	4,979	0%	7%	13,763	8,186	68%
Net income	$11,277	$11,353	$12,375	(1)%	(9)%	$34,776	$22,099	57%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.26	$0.26	$0.29	0%	(10)%	$0.81	$0.54	50%
Diluted earnings per share	$0.26	$0.26	$0.28	(1)%	(8)%	$0.80	$0.53	51%
Weighted average shares outstanding - basic	43,258,983	43,202,562	43,230,016	0%	0%	43,189,710	41,132,043	5%
Weighted average shares outstanding - diluted	43,796,904	43,721,451	43,731,370	0%	0%	43,728,085	41,683,044	5%
Common shares outstanding at period-end	43,509,406	43,498,406	43,271,676	0%	1%	43,509,406	43,271,676	1%
Dividend per share	$0.12	$0.12	$0.11	0%	9%	$0.36	$0.33	9%
Book value per share	$9.09	$8.92	$8.17	2%	11%	$9.09	$8.17	11%
Tangible book value per share	$6.92	$6.75	$5.94	3%	16%	$6.92	$5.94	16%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	11.44%	11.96%	14.03%	(4)%	(18)%	12.21%	9.31%	31%
Annualized return on average tangible equity	15.08%	15.94%	19.36%	(5)%	(22)%	16.26%	12.33%	32%
Annualized return on average assets	1.44%	1.48%	1.54%	(3)%	(6)%	1.50%	0.98%	53%
Annualized return on average tangible assets	1.49%	1.53%	1.59%	(3)%	(6)%	1.55%	1.01%	53%
Net interest margin (fully tax equivalent)	4.24%	4.38%	4.36%	(3)%	(3)%	4.33%	4.27%	1%
Efficiency ratio	53.87%	54.76%	51.15%	(2)%	5%	54.04%	60.93%	(11)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,103,043	$3,070,043	$3,193,139	1%	(3)%	$3,094,199	$3,004,230	3%
Average tangible assets	$3,008,602	$2,975,096	$3,096,703	1%	(3)%	$2,999,223	$2,926,453	2%
Average earning assets	$2,878,590	$2,844,677	$2,965,926	1%	(3)%	$2,869,594	$2,798,567	3%
Average loans held-for-sale	$4,171	$4,256	$7,076	(2)%	(41)%	$3,854	$4,591	(16)%
Average total loans	$1,851,669	$1,831,218	$1,911,715	1%	(3)%	$1,839,016	$1,771,955	4%
Average deposits	$2,612,252	$2,590,933	$2,749,026	1%	(5)%	$2,613,406	$2,593,240	1%
Average demand deposits - noninterest-bearing	$1,041,712	$1,001,914	$1,071,638	4%	(3)%	$1,022,654	$1,003,590	2%
Average interest-bearing deposits	$1,570,540	$1,589,019	$1,677,388	(1)%	(6)%	$1,590,752	$1,589,650	0%
Average interest-bearing liabilities	$1,610,168	$1,628,554	$1,716,813	(1)%	(6)%	$1,630,286	$1,628,972	0%
Average equity	$391,086	$380,605	$349,971	3%	12%	$380,919	$317,464	20%
Average tangible equity	$296,645	$285,658	$253,535	4%	17%	$285,943	$239,687	19%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2019	2019	2019	2018	2018
Interest income	$33,250	$33,489	$33,449	$35,378	$34,610
Interest expense	2,625	2,573	2,407	2,318	2,159
Net interest income before provision
for loan losses	30,625	30,916	31,042	33,060	32,451
Provision (credit) for loan losses	(576)	(740)	(1,061)	142	(425)
Net interest income after provision
for loan losses	31,201	31,656	32,103	32,918	32,876
Noninterest income:
Service charges and fees on deposit accounts	1,032	1,177	1,161	1,132	1,107
Increase in cash surrender value of
life insurance	336	333	330	229	216
Gain on sales of securities	330	548	—	—	—
Gain on sales of SBA loans	156	36	139	147	236
Servicing income	139	150	191	176	163
Other	625	521	647	709	484
Total noninterest income	2,618	2,765	2,468	2,393	2,206
Noninterest expense:
Salaries and employee benefits	10,467	10,698	10,770	9,699	10,719
Occupancy and equipment	1,550	1,578	1,506	1,484	1,559
Professional fees	789	753	818	853	721
Other	5,103	5,416	4,824	4,905	4,729
Total noninterest expense	17,909	18,445	17,918	16,941	17,728
Income before income taxes	15,910	15,976	16,653	18,370	17,354
Income tax expense	4,633	4,623	4,507	5,138	4,979
Net income	$11,277	$11,353	$12,146	$13,232	$12,375

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.26	$0.26	$0.28	$0.31	$0.29
Diluted earnings per share	$0.26	$0.26	$0.28	$0.30	$0.28
Weighted average shares outstanding - basic	43,258,983	43,202,562	43,108,208	43,079,470	43,230,016
Weighted average shares outstanding - diluted	43,796,904	43,721,451	43,670,341	43,691,222	43,731,370
Common shares outstanding at period-end	43,509,406	43,498,406	43,323,753	43,288,750	43,271,676
Dividend per share	$0.12	$0.12	$0.12	$0.11	$0.11
Book value per share	$9.09	$8.92	$8.74	$8.49	$8.17
Tangible book value per share	$6.92	$6.75	$6.54	$6.28	$5.94

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	11.44%	11.96%	13.28%	14.68%	14.03%
Annualized return on average tangible equity	15.08%	15.94%	17.90%	20.08%	19.36%
Annualized return on average assets	1.44%	1.48%	1.58%	1.64%	1.54%
Annualized return on average tangible assets	1.49%	1.53%	1.63%	1.69%	1.59%
Net interest margin (fully tax equivalent)	4.24%	4.38%	4.38%	4.42%	4.36%
Efficiency ratio	53.87%	54.76%	53.47%	47.78%	51.15%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,103,043	$3,070,043	$3,109,583	$3,208,177	$3,193,139
Average tangible assets	$3,008,602	$2,975,096	$3,014,029	$3,112,065	$3,096,703
Average earning assets	$2,878,590	$2,844,677	$2,885,591	$2,980,207	$2,965,926
Average loans held-for-sale	$4,171	$4,256	$3,125	$5,435	$7,076
Average total loans	$1,851,669	$1,831,218	$1,833,965	$1,868,186	$1,911,715
Average deposits	$2,612,252	$2,590,933	$2,637,308	$2,752,120	$2,749,026
Average demand deposits - noninterest-bearing	$1,041,712	$1,001,914	$1,024,142	$1,107,813	$1,071,638
Average interest-bearing deposits	$1,570,540	$1,589,019	$1,613,166	$1,644,307	$1,677,388
Average interest-bearing liabilities	$1,610,168	$1,628,554	$1,652,658	$1,683,790	$1,716,813
Average equity	$391,086	$380,605	$370,792	$357,505	$349,971
Average tangible equity	$296,645	$285,658	$275,238	$261,393	$253,535

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
ASSETS
Cash and due from banks	$48,121	$36,302	$40,831	33%	18%
Other investments and interest-bearing deposits
in other financial institutions	367,662	239,710	340,198	53%	8%
Securities available-for-sale, at fair value	333,101	383,156	319,071	(13)%	4%
Securities held-to-maturity, at amortized cost	342,033	351,399	375,732	(3)%	(9)%
Loans held-for-sale - SBA, including deferred costs	3,571	5,202	6,344	(31)%	(44)%
Loans:
Commercial	528,060	567,529	600,594	(7)%	(12)%
Real estate:
CRE	1,080,235	1,037,885	988,491	4%	9%
Land and construction	96,610	97,297	131,548	(1)%	(27)%
Home equity	111,610	116,057	116,657	(4)%	(4)%
Residential mortgages	47,276	48,944	52,441	(3)%	(10)%
Consumer	11,701	10,279	9,932	14%	18%
Loans	1,875,492	1,877,991	1,899,663	0%	(1)%
Deferred loan fees, net	(105)	(224)	(276)	(53)%	(62)%
Total loans, net of deferred fees	1,875,387	1,877,767	1,899,387	0%	(1)%
Allowance for loan losses	(25,895)	(26,631)	(27,426)	(3)%	(6)%
Loans, net	1,849,492	1,851,136	1,871,961	0%	(1)%
Company-owned life insurance	62,858	62,522	61,630	1%	2%
Premises and equipment, net	6,849	6,975	7,246	(2)%	(5)%
Goodwill	83,753	83,753	83,752	0%	0%
Other intangible assets	10,346	10,900	12,614	(5)%	(18)%
Accrued interest receivable and other assets	74,685	76,976	73,531	(3)%	2%
Total assets	$3,182,471	$3,108,031	$3,192,910	2%	0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,094,953	$994,082	$1,081,846	10%	1%
Demand, interest-bearing	666,054	682,114	670,624	(2)%	(1)%
Savings and money market	761,471	788,832	828,297	(3)%	(8)%
Time deposits-under $250	53,560	53,351	68,194	0%	(21)%
Time deposits-$250 and over	95,543	88,519	84,763	8%	13%
CDARS - money market and time deposits	17,409	15,575	11,575	12%	50%
Total deposits	2,688,990	2,622,473	2,745,299	3%	(2)%
Subordinated debt, net of issuance costs	39,507	39,461	39,322	0%	0%
Accrued interest payable and other liabilities	58,628	57,989	54,723	1%	7%
Total liabilities	2,787,125	2,719,923	2,839,344	2%	(2)%

Shareholders’ Equity:
Common stock	302,983	302,305	300,208	0%	1%
Retained earnings	98,161	92,105	70,531	7%	39%
Accumulated other comprehensive loss	(5,798)	(6,302)	(17,173)	8%	66%
Total Shareholders' Equity	395,346	388,108	353,566	2%	12%
Total liabilities and shareholders’ equity	$3,182,471	$3,108,031	$3,192,910	2%	0%

	End of Period:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2019	2019	2019	2018	2018
ASSETS
Cash and due from banks	$48,121	$36,302	$38,699	$30,273	$40,831
Other investments and interest-bearing deposits
in other financial institutions	367,662	239,710	196,278	134,295	340,198
Securities available-for-sale, at fair value	333,101	383,156	452,521	459,043	319,071
Securities held-to-maturity, at amortized cost	342,033	351,399	367,023	377,198	375,732
Loans held-for-sale - SBA, including deferred costs	3,571	5,202	3,216	2,649	6,344
Loans:
Commercial	528,060	567,529	559,718	597,763	600,594
Real estate:
CRE	1,080,235	1,037,885	1,012,641	994,067	988,491
Land and construction	96,610	97,297	98,222	122,358	131,548
Home equity	111,610	116,057	118,448	109,112	116,657
Residential mortgages	47,276	48,944	49,786	50,979	52,441
Consumer	11,701	10,279	9,690	12,453	9,932
Loans	1,875,492	1,877,991	1,848,505	1,886,732	1,899,663
Deferred loan fees, net	(105)	(224)	(187)	(327)	(276)
Total loans, net of deferred fees	1,875,387	1,877,767	1,848,318	1,886,405	1,899,387
Allowance for loan losses	(25,895)	(26,631)	(27,318)	(27,848)	(27,426)
Loans, net	1,849,492	1,851,136	1,821,000	1,858,557	1,871,961
Company-owned life insurance	62,858	62,522	62,189	61,859	61,630
Premises and equipment, net	6,849	6,975	6,998	7,137	7,246
Goodwill	83,753	83,753	83,753	83,753	83,752
Other intangible assets	10,346	10,900	11,454	12,007	12,614
Accrued interest receivable and other assets	74,685	76,976	72,746	69,791	73,531
Total assets	$3,182,471	$3,108,031	$3,115,877	$3,096,562	$3,192,910

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,094,953	$994,082	$1,016,770	$1,021,582	$1,081,846
Demand, interest-bearing	666,054	682,114	704,996	702,000	670,624
Savings and money market	761,471	788,832	759,306	754,277	828,297
Time deposits-under $250	53,560	53,351	56,385	58,661	68,194
Time deposits-$250 and over	95,543	88,519	90,042	86,114	84,763
CDARS - money market and time deposits	17,409	15,575	12,745	14,898	11,575
Total deposits	2,688,990	2,622,473	2,640,244	2,637,532	2,745,299
Subordinated debt, net of issuance costs	39,507	39,461	39,414	39,369	39,322
Accrued interest payable and other liabilities	58,628	57,989	57,703	52,195	54,723
Total liabilities	2,787,125	2,719,923	2,737,361	2,729,096	2,839,344

Shareholders’ Equity:
Common stock	302,983	302,305	301,550	300,844	300,208
Retained earnings	98,161	92,105	85,953	79,003	70,531
Accumulated other comprehensive loss	(5,798)	(6,302)	(8,987)	(12,381)	(17,173)
Total Shareholders' Equity	395,346	388,108	378,516	367,466	353,566
Total liabilities and shareholders’ equity	$3,182,471	$3,108,031	$3,115,877	$3,096,562	$3,192,910

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Nonaccrual loans - held-for-investment	$13,638	$15,695	$23,342	(13)%	(42)%
Restructured and loans over 90 days past due
and still accruing	609	1,323	1,373	(54)%	(56)%
Total nonperforming loans	14,247	17,018	24,715	(16)%	(42)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$14,247	$17,018	$24,715	(16)%	(42)%
Other restructured loans still accruing	$247	$175	$334	41%	(26)%
Net charge-offs (recoveries) during the quarter	$160	$(53)	$(1,187)	402%	113%
Provision (credit) for loan losses during the quarter	$(576)	$(740)	$(425)	22%	(36)%
Allowance for loan losses	$25,895	$26,631	$27,426	(3)%	(6)%
Classified assets	$20,225	$31,176	$30,456	(35)%	(34)%
Allowance for loan losses to total loans	1.38%	1.42%	1.44%	(3)%	(4)%
Allowance for loan losses to total nonperforming loans	181.76%	156.49%	110.97%	16%	64%
Nonperforming assets to total assets	0.45%	0.55%	0.77%	(18)%	(42)%
Nonperforming loans to total loans	0.76%	0.91%	1.30%	(16)%	(42)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	6%	10%	10%	(40)%	(40)%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	6%	9%	10%	(33)%	(40)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$301,247	$293,455	$257,200	3%	17%
Shareholders’ equity / total assets	12.42%	12.49%	11.07%	(1)%	12%
Tangible common equity / tangible assets (2)	9.75%	9.74%	8.31%	0%	17%
Loan to deposit ratio	69.74%	71.60%	69.19%	(3)%	1%
Noninterest-bearing deposits / total deposits	40.72%	37.91%	39.41%	7%	3%
Total risk-based capital ratio	16.2%	15.9%	14.4%	2%	13%
Tier 1 risk-based capital ratio	13.3%	13.0%	11.5%	2%	16%
Common Equity Tier 1 risk-based capital ratio	13.3%	13.0%	11.5%	2%	16%
Leverage ratio	10.0%	9.9%	8.6%	1%	16%
Heritage Bank of Commerce:
Total risk-based capital ratio	15.2%	14.9%	13.4%	2%	13%
Tier 1 risk-based capital ratio	14.1%	13.7%	12.2%	3%	16%
Common Equity Tier 1 risk-based capital ratio	14.1%	13.7%	12.2%	3%	16%
Leverage ratio	10.6%	10.5%	9.1%	1%	16%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2019	2019	2019	2018	2018
Nonaccrual loans - held-for-investment	$13,638	$15,695	$15,958	$13,699	$23,342
Restructured and loans over 90 days past due
and still accruing	609	1,323	1,357	1,188	1,373
Total nonperforming loans	14,247	17,018	17,315	14,887	24,715
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$14,247	$17,018	$17,315	$14,887	$24,715
Other restructured loans still accruing	$247	$175	$201	$253	$334
Net charge-offs (recoveries) during the quarter	$160	$(53)	$(531)	$(280)	$(1,187)
Provision (credit) for loan losses during the quarter	$(576)	$(740)	$(1,061)	$142	$(425)
Allowance for loan losses	$25,895	$26,631	$27,318	$27,848	$27,426
Classified assets	$20,225	$31,176	$25,176	$23,409	$30,546
Allowance for loan losses to total loans	1.38%	1.42%	1.48%	1.48%	1.44%
Allowance for loan losses to total nonperforming loans	181.76%	156.49%	157.77%	187.06%	110.97%
Nonperforming assets to total assets	0.45%	0.55%	0.56%	0.48%	0.77%
Nonperforming loans to total loans	0.76%	0.91%	0.94%	0.79%	1.30%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	6%	10%	8%	8%	10%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	6%	9%	8%	7%	10%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$301,247	$293,455	$283,309	$271,706	$257,200
Shareholders’ equity / total assets	12.42%	12.49%	12.15%	11.87%	11.07%
Tangible common equity / tangible assets (2)	9.75%	9.74%	9.38%	9.05%	8.31%
Loan to deposit ratio	69.74%	71.60%	70.01%	71.52%	69.19%
Noninterest-bearing deposits / total deposits	40.72%	37.91%	38.51%	38.73%	39.41%
Total risk-based capital ratio	16.2%	15.9%	15.6%	15.0%	14.4%
Tier 1 risk-based capital ratio	13.3%	13.0%	12.6%	12.0%	11.5%
Common Equity Tier 1 risk-based capital ratio	13.3%	13.0%	12.6%	12.0%	11.5%
Leverage ratio	10.0%	9.9%	9.5%	8.9%	8.6%
Heritage Bank of Commerce:
Total risk-based capital ratio	15.2%	14.9%	14.6%	14.0%	13.4%
Tier 1 risk-based capital ratio	14.1%	13.7%	13.4%	12.8%	12.2%
Common Equity Tier 1 risk-based capital ratio	14.1%	13.7%	13.4%	12.8%	12.2%
Leverage ratio	10.6%	10.5%	10.1%	9.4%	9.1%

(1)  Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	September 30, 2019			September 30, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,855,840	27,264	5.83%	$1,918,791	$28,632	5.92%
Securities - taxable	629,339	3,504	2.21%	624,352	3,483	2.21%
Securities - exempt from Federal tax (3)	83,403	671	3.19%	87,410	702	3.19%
Other investments and interest-bearing deposits
in other financial institutions	310,008	1,952	2.50%	335,373	1,940	2.29%
Total interest earning assets (3)	2,878,590	33,391	4.60%	2,965,926	34,757	4.65%
Cash and due from banks	37,615			40,704
Premises and equipment, net	6,933			7,320
Goodwill and other intangible assets	94,441			96,436
Other assets	85,464			82,753
Total assets	$3,103,043			$3,193,139

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,041,712			$1,071,638

Demand, interest-bearing	670,203	571	0.34%	682,694	551	0.32%
Savings and money market	737,484	1,073	0.58%	823,762	761	0.37%
Time deposits - under $100	18,549	23	0.49%	23,699	23	0.39%
Time deposits - $100 and over	127,314	373	1.16%	131,262	237	0.72%
CDARS - money market and time deposits	16,990	2	0.05%	15,971	3	0.07%
Total interest-bearing deposits	1,570,540	2,042	0.52%	1,677,388	1,575	0.37%
Total deposits	2,612,252	2,042	0.31%	2,749,026	1,575	0.23%

Subordinated debt, net of issuance costs	39,477	583	5.86%	39,292	583	5.89%
Short-term borrowings	151	—	0.00%	133	1	2.98%
Total interest-bearing liabilities	1,610,168	2,625	0.65%	1,716,813	2,159	0.50%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,651,880	2,625	0.39%	2,788,451	2,159	0.31%
Other liabilities	60,077			54,717
Total liabilities	2,711,957			2,843,168
Shareholders’ equity	391,086			349,971
Total liabilities and shareholders’ equity	$3,103,043			$3,193,139

Net interest income (3) / margin		30,766	4.24%		32,598	4.36%
Less tax equivalent adjustment (3)		(141)			(147)
Net interest income		$30,625			$32,451

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $189,000 for the third quarter of 2019, compared to $73,000 for the third quarter of 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2019			June 30, 2019
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,855,840	$27,264	5.83%	$1,835,474	$27,251	5.96%
Securities - taxable	629,339	3,504	2.21%	707,710	4,136	2.34%
Securities - exempt from Federal tax (3)	83,403	671	3.19%	85,329	692	3.25%
Other investments and interest-bearing deposits
in other financial institutions	310,008	1,952	2.50%	216,164	1,556	2.89%
Total interest earning assets (3)	2,878,590	33,391	4.60%	2,844,677	33,635	4.74%
Cash and due from banks	37,615			37,051
Premises and equipment, net	6,933			7,050
Goodwill and other intangible assets	94,441			94,947
Other assets	85,464			86,318
Total assets	$3,103,043			$3,070,043

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,041,712			$1,001,914

Demand, interest-bearing	670,203	571	0.34%	686,872	612	0.36%
Savings and money market	737,484	1,073	0.58%	744,475	1,034	0.56%
Time deposits - under $100	18,549	23	0.49%	19,267	22	0.46%
Time deposits - $100 and over	127,314	373	1.16%	126,303	326	1.04%
CDARS - money market and time deposits	16,990	2	0.05%	12,102	1	0.03%
Total interest-bearing deposits	1,570,540	2,042	0.52%	1,589,019	1,995	0.50%
Total deposits	2,612,252	2,042	0.31%	2,590,933	1,995	0.31%

Subordinated debt, net of issuance costs	39,477	583	5.86%	39,431	577	5.87%
Short-term borrowings	151	—	0.00%	104	1	3.86%
Total interest-bearing liabilities	1,610,168	2,625	0.65%	1,628,554	2,573	0.63%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,651,880	2,625	0.39%	2,630,468	2,573	0.39%
Other liabilities	60,077			58,970
Total liabilities	2,711,957			2,689,438
Shareholders’ equity	391,086			380,605
Total liabilities and shareholders’ equity	$3,103,043			$3,070,043

Net interest income (3) / margin		30,766	4.24%		31,062	4.38%
Less tax equivalent adjustment (3)		(141)			(146)
Net interest income		$30,625			$30,916

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $189,000 for the third quarter of 2019, compared to $210,000 for the second quarter of 2019.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2019			September 30, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,842,870	$81,321	5.90%	$1,776,546	$77,272	5.82%
Securities - taxable	692,369	12,149	2.35%	662,274	11,112	2.24%
Securities - exempt from Federal tax (3)	84,882	2,057	3.24%	87,990	2,120	3.22%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	249,473	5,094	2.73%	271,757	4,408	2.17%
Total interest earning assets (3)	2,869,594	100,621	4.69%	2,798,567	94,912	4.53%
Cash and due from banks	37,293			37,890
Premises and equipment, net	7,024			7,330
Goodwill and other intangible assets	94,976			77,777
Other assets	85,312			82,666
Total assets	$3,094,199			$3,004,230

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,022,654			$1,003,590

Demand, interest-bearing	686,144	1,801	0.35%	651,445	1,319	0.27%
Savings and money market	744,333	3,015	0.54%	769,448	1,823	0.32%
Time deposits - under $100	19,392	66	0.46%	21,235	58	0.37%
Time deposits - $100 and over	126,732	986	1.04%	131,436	564	0.57%
CDARS - money market and time deposits	14,151	5	0.05%	16,086	8	0.07%
Total interest-bearing deposits	1,590,752	5,873	0.49%	1,589,650	3,772	0.32%
Total deposits	2,613,406	5,873	0.30%	2,593,240	3,772	0.19%

Subordinated debt, net of issuance costs	39,414	1,731	5.87%	39,246	1,731	5.90%
Short-term borrowings	120	1	1.11%	76	1	1.76%
Total interest-bearing liabilities	1,630,286	7,605	0.62%	1,628,972	5,504	0.45%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,652,940	7,605	0.38%	2,632,562	5,504	0.28%
Other liabilities	60,340			54,204
Total liabilities	2,713,280			2,686,766
Shareholders’ equity	380,919			317,464
Total liabilities and shareholders’ equity	$3,094,199			$3,004,230

Net interest income (3) / margin		93,016	4.33%		89,408	4.27%
Less tax equivalent adjustment (3)		(433)			(445)
Net interest income		$92,583			$88,963

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $490,000 for the first nine months ended September 30, 2019, compared to $322,000 for the first nine months ended September 30, 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.